UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 16, 2004

AFC Enterprises, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-32369 (Commission File Number)	58-2016606 (IRS Employer Identification No.)

Six Concourse Parkway, Suite 1700, Atlanta, Georgia (Address of Principal Executive Offices)	30328-5352 (Zip Code)

(770) 391-9500

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2—Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets.

     On December 28, 2004, AFC Enterprises, Inc. (the “Company”) completed the sale of the Church’s Chicken brand (“Church’s”) to an affiliate of Crescent Capital Investments, Inc. The agreement to sell Church’s was previously announced on November 1, 2004. In connection with the closing of that transaction, certain real estate and restaurant facilities were excluded and sold to Church’s franchisees. The Church’s franchisees paid AFC approximately $3.7 million to purchase land, and in some cases, the related restaurants previously leased to them by the Company. Aggregate gross proceeds from the transactions, subject to customary closing adjustments, were approximately $390 million comprised of $383 million in cash and a subordinated note from an affiliate of Crescent Capital for $7 million. The Company expects net proceeds, after tax considerations, to be approximately $275 million. There is no material relationship between Crescent Capital Investments, Inc. or its affiliates and the Company or its affiliates other than as parties to the asset purchase agreement.

     The Company’s Asset Purchase Agreement dated November 1, 2004 was previously filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K on November 2, 2004 and is incorporated herein by reference. A copy of the Company’s First Amendment to the Asset Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 2.2 and is incorporated herein by reference. A copy of the Company’s press release announcing the sale is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 1.01 Entry into a Material Definitive Agreement

     On December 28, 2004, the Company, in connection with the closing of the sale of Church’s, entered into an amendment to the Asset Purchase Agreement with an affiliate of Crescent Capital Investments, Inc. dated November 1, 2004 which amendment is attached to this Current Report on Form 8-K as Exhibit 2.2 and is incorporated herein by reference.

     On December 16, 2004, the Company entered into an amended and restated credit agreement (the “Credit Facility Amendment”) with J.P. Morgan Chase, Credit Suisse First Boston and certain other lenders. This Credit Facility Amendment amended the Company’s outstanding 2002 Credit Facility, the terms of which are described in the Company’s Form 10-K/A for the fiscal year ending December 28, 2003 and the Company’s Form 10-Q for the quarter ended October 3, 2004; such descriptions are incorporated by reference herein. The Credit Facility Amendment provides for the consummation of the sale of Church’s, accelerates the termination of the revolving credit facility and the term loans to March 2006, and provides for Company uses of the proceeds from the sale of Church’s. Pursuant to the Credit Facility Amendment, we transferred $125.5 million of the proceeds from the sale of Church’s into an account whereby $10 million of the amount was used to pay down long-term debt with the remaining balance collateralizing our outstanding indebtedness under the facility and other contingencies. A copy of the Credit Facility Amendment will be filed as an exhibit with the registrant’s Annual Report on Form 10-K for the fiscal year ended December 26, 2004.

Section 9—Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

     The Pro Forma Financial Information required by Item 9.01 including:

1.	Pro Forma Consolidated Balance Sheet as of October 3, 2004;

2.	Pro Forma Consolidated Statement of Operations for the Year Ended December 28, 2003;

3.	Pro Forma Consolidated Statement of Operations for the Forty Week Period Ended October 3, 2004; and

4.	Notes to Pro Forma Consolidated Financial Statements is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

(c)	Exhibits.

2.1	Asset Purchase Agreement dated November 1, 2004 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on November 2, 2004)
2.2	First Amendment to Asset Purchase Agreement dated December 28, 2004
99.1	Pro Forma Financial Information
99.2	Press release dated December 29, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFC Enterprises, Inc.

Date: January 4, 2004	By:	/s/ Frank J. Belatti

Frank J. Belatti Chairman of the Board and Chief Executive Officer